Exhibit 5.1

[Letterhead of Morgan, Lewis & Bockius LLP]

July 24, 2017

Repros Therapeutics Inc.

2408 Timberloch Place

Suite B-7

The Woodlands, Texas 77380

RE:	Repros Therapeutics Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Repros Therapeutics Inc., a Delaware corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement includes a prospectus (the “Prospectus”) that relates to the proposed offering and sale from time to time, pursuant to Rule 415 under the Securities Act, of up to 4,487,500 shares (the “Shares’) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Shares registered under the Registration Statement are the shares of Common Stock that the Company may issue from time to time upon the exercise of currently outstanding Series A Warrants of the Company (the “Series A Warrants”) to purchase 3,742,500 shares of Common Stock and Series B Warrants of the Company (the “Series B Warrants” and, together with the Series A Warrants, the “Warrants”) to purchase 4,487,500 shares of Common Stock by the holders of the Warrants.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Company’s Restated Certificate of Incorporation, as amended, the Company’s Restated Bylaws, and such other documents and records as we deemed appropriate for purposes of the opinions set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company as contemplated in the Registration Statement and the Prospectus, and upon the exercise of the Warrants in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP